Exhibit 10.53

SECURITY AGREEMENT

MADE BY

WARREN RESOURCES, INC.

AND CERTAIN OF ITS SUBSIDIARIES

IN FAVOR OF

CORTLAND PRODUCTS CORP.,

AS ADMINISTRATIVE AGENT

DATED AS OF OCTOBER 22, 2015

i

ii

SCHEDULES:

1.                                      Notice Addresses of Grantors

2.                                      [Reserved]

3.                                      Filings and Other Actions Required to Perfect Security Interests

4.                                      Legal Name, Location of Jurisdiction of Organization, Organizational Identification Number, Taxpayer Identification Number and Chief Executive Office

5.                                      Prior Names, Prior Chief Executive Office, Location of Tangible Assets

6.                                      Commercial Tort Claims

ANNEX:

1.                                      Form of Assumption Agreement

2.                                      Form of Intellectual Property Security Agreement

iii

This SECURITY AGREEMENT, dated as of October 22, 2015, is made by WARREN RESOURCES, INC., a Maryland corporation (the “Borrower”), and each of the other signatories party hereto as of the date hereof other than the Administrative Agent (together with any other entity that becomes a party hereto from time to time after the date hereof to Section 9.14 below, the “Grantors”) in favor of CORTLAND PRODUCTS CORP., a Delaware corporation, as administrative agent for the Secured Parties (as defined below) (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

R E C I T A L S

A.                                    WHEREAS, Borrower is party to that certain Second Lien Credit Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of even date herewith among the Borrower, the financial institutions or other entities from time to time party thereto (the “Lenders”) and the Administrative Agent.

B.                                    WHEREAS, the Borrower is a member of an affiliated group of companies that includes each Grantor;

C.                                    WHEREAS, it is a condition precedent to the obligation of each of the Initial Lenders (as defined in the Credit Agreement) to extend credit that each Grantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders.

D.                                    NOW, THEREFORE, in consideration of the premises herein and to induce the Administrative Agent and the Initial Lenders to enter into the Credit Agreement, to induce the Initial Lenders to extend credit, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I
Definitions

Section 1.01                             Definitions.

(a)                                 As used in this Agreement, each term defined above shall have the meaning indicated above.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms, as well as all uncapitalized terms which are defined in the UCC on the date hereof, are used herein as so defined: Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Supporting Obligations, and Tangible Chattel Paper.

(b)                                 The following terms shall have the following meanings:

“Account Debtor” shall mean a Person (other than any Grantor) obligated on an Account, Chattel Paper, or General Intangible.

“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto.

“Agreement” shall mean this Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Applicable IP Office” means the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States.

“Borrower” shall have the meaning assigned to such term in the preamble hereto.

“Collateral” shall have the meaning assigned to such term in Section 2.01.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Contract Rights” means all rights, title and interests in and to all “contracts,” as such term is defined in the UCC of any applicable jurisdiction, now owned or hereafter acquired by any Grantor, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Copyrights” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to copyrights and all mask work, database and design rights, whether or not registered or published, all registrations and recordations thereof and all applications in connection therewith.

“Credit Agreement” shall have the meaning assigned such term in the recitals hereto.

“Excluded Property” means: (a) rights of any Grantor in any general intangible to the extent such intangible by its terms or by the terms of any related agreement with a Person other than a Subsidiary or by the terms of any applicable law under which it arises (A) validly prohibits the creation of a security interest therein by such Grantor or the type otherwise created hereby, (B) validly requires the consent of any third party to the creation of a security interest of the type otherwise created hereby and said third party refuses to provide such consent, or (C) validly gives rise to any right of termination or default remedy by reason of the creation of a security interest therein of the type otherwise created hereby; (b) rights of any Grantor in any property in respect of which the terms of any related agreement with a Person other than a Subsidiary or by the terms of any applicable law (A) validly prohibits the creation of a security interest therein by such Grantor of the type otherwise created hereby, (B) validly requires the consent of any third party to the creation of a security interest therein of the type otherwise created hereby and said third party refuses to provide such consent, or (C) validly gives rise to any right of termination or default remedy by reason of the creation of a security interest therein of the type otherwise created hereby; and (c) rights of any Grantor in Equity Interests in Unrestricted Subsidiaries.

“Grantors” shall have the meanings assigned such terms in the preamble hereto.

“Intellectual Property” means all rights, title and interests in or relating to intellectual property and industrial property arising under any Requirement of Law and all IP Ancillary Rights relating thereto, including all Copyrights, Patents, Trademarks and IP Licenses.

“Investment Property” means the collective reference to all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC, including, for avoidance doubt, all certificated securities, uncertificated securities, security entitlements, securities accounts, commodity contracts or commodity accounts.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property and all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect to such Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other IP Ancillary Right.

“IP License” means all Contract Rights (and all related IP Ancillary Rights), whether written or oral, granting any right, title and interest in or relating to any Intellectual Property.

“Lenders” shall have the meaning assigned to such term in the recitals hereto.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Patent” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to letters patent and applications therefor and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith

“Secured Parties” shall mean each Lender, the Administrative Agent and their respective successors and assigns.

“Security Termination” means such time as when each of the following shall have occurred: (i) the Obligations have been indefeasibly paid in full in cash and (ii) the Loans and all commitments under the Credit Agreement have been terminated.  For purposes of clarification, “Security Termination” shall have occurred for purposes of this Agreement if the events provided in clauses (i) and (ii) above have occurred, and the occurrence of “Security Termination” shall not be affected by inchoate indemnity obligations under the Financing Documents that survive the termination of any such Financing Document.

“Trademark” means all rights, title and interests (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers and, in each case, all goodwill associated therewith, all registrations and recordations thereof and all applications in connection therewith.

“UCC” means the Uniform Commercial Code of the State of New York.

Section 1.02                             Other Definitional Provisions; References.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  The gender of all words shall include the masculine, feminine, and neuter, as appropriate.  The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection.  Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein.  Any reference herein to an exhibit, schedule or annex shall be deemed to refer to the applicable exhibit, schedule or annex attached hereto unless otherwise stated herein.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.  The rules of construction set forth in Sections 1.2 and 1.3 in the Credit Agreement shall apply to this Agreement as if specifically incorporated herein mutatis mutandis.

Section 1.03                             Bailee For Perfection.  So long as the First Lien Agent is acting as bailee and as agent for perfection or control on behalf of the Administrative Agent pursuant to the terms of the First/Second Lien Intercreditor Agreement, any obligation of any Grantor in this Agreement that requires delivery or control of Collateral to, or in the possession or control of such Collateral with, the Administrative Agent shall be deemed complied with and satisfied if such delivery of such Collateral is made to, or such possession or control of such Collateral is with, the First Lien Agent.

ARTICLE II
Grant of Security Interest

Section 2.01                             Grant of Security Interest.  Each Grantor hereby pledges, assigns and transfers to the Administrative Agent, and grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and whether now existing or hereafter coming into existence (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:

(1)                                 all Accounts, including all Receivables;

(2)                                 all cash and cash equivalents;

(3)                                 all Chattel Paper (whether Tangible Chattel Paper or Electronic Chattel Paper);

(4)                                 all Commercial Tort Claims set forth on Schedule 7;

(5)                                 all Contract Rights;

(6)                                 all Deposit Accounts;

(7)                                 all Documents;

(8)                                 all General Intangibles;

(9)                                 all Goods (including, without limitation, all Inventory and all Equipment);

(10)                          all Instruments;

(11)                          all Insurance;

(12)                          all Intellectual Property;

(13)                          all Investment Property, including all Securities Accounts and Commodity Accounts;

(14)                          all Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing);

(15)                          all Money;

(16)                          all Supporting Obligations;

(17)                          all Vehicles;

(18)                          all books and records pertaining to the Collateral;

(19)                          all other personal property of any Grantor, whether tangible or intangible and wherever located;

(20)                          all other property of any Grantor held by the Administrative Agent or any other Secured Party, including all property of every description, in the possession or custody of or in transit to the Administrative Agent or such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power; and

(21)                          to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, guarantees and other Supporting Obligations given with respect to any of the foregoing.

Notwithstanding the foregoing, (x) this Section 2.01 does not grant a security interest in any Excluded Property and (y) such property under clause (x) shall not be included as “Collateral” for purposes of this Agreement.

Section 2.02                             [Reserved].

Section 2.03                             Grantors Remain Liable under Accounts, Chattel Paper and Payment Intangibles.  Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts, Chattel Paper and Payment Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account, Chattel Paper or Payment Intangible.  Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any such other Secured Party of any payment relating to such Account, Chattel Paper or Payment Intangible pursuant hereto, nor shall the Administrative Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account, Chattel Paper or Payment Intangible (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

ARTICLE III
Acknowledgments, Waivers and Consents

Section 3.01                             Acknowledgments, Waivers and Consents.

(a)                                 Each Grantor acknowledges and agrees that the obligations undertaken by it under this Agreement may involve the guarantee and the provision of collateral security for the obligations of Persons other than such Grantor and that such Grantor’s guarantee and provision of collateral security for the Obligations are absolute, irrevocable and unconditional under any and all circumstances.  In full recognition and furtherance of the foregoing, each Grantor understands and agrees, to the fullest extent permitted under applicable law and except as may otherwise be expressly and specifically provided in the Credit Agreement or any other Financing Document, that each Grantor shall remain obligated hereunder (including, without limitation, with respect to any guarantee made by such Grantor hereby and the collateral security provided by such Grantor herein) and the enforceability and effectiveness of this Agreement and the liability of such Grantor, and the rights, remedies, powers and privileges of the Administrative Agent and the other Secured Parties under this Agreement and the other Financing Documents shall not be affected, limited, reduced, discharged or terminated in any way:

(i)                                     notwithstanding that, without any reservation of rights against any Grantor and without notice to or further assent by any Grantor, (A) any demand for payment of any of the Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent at the direction of the Lead Lenders or such other Secured Party and any of the Obligations continued; (B) the Obligations, the liability of any other Person upon or for any part thereof or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by, or any indulgence or forbearance in respect thereof granted by, the Administrative Agent at the direction of the Lead Lenders or any other Secured Party; (C) the Credit Agreement, the other Financing Documents and any other documents executed and delivered in connection therewith may be amended, restated, amended and restated, modified, supplemented or terminated, in whole or in part, in accordance with the terms thereof, as the Administrative Agent or the Lead Lenders (or all Lenders, as the case may be) and the Borrower, as applicable, may deem advisable from time to time; (D) the Borrower, any other Grantor or any other Person may from time to time accept or enter into new or additional agreements, security documents, guarantees or other instruments in addition to, in exchange for or relative to, any Financing Document, all or any part of the Obligations or any Collateral now or in the future serving as security for the Obligations, in each case pursuant to the terms and conditions thereof; (E) any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released; and (F) any other event shall occur which constitutes a defense or release of sureties generally; and

(ii)                                  without regard to, and each Grantor hereby expressly waives to the fullest extent permitted by law any defense now or in the future arising by reason of, (A) the illegality, invalidity or unenforceability against any Grantor of the Credit Agreement, any other Financing Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any other Secured Party, (B) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any other Grantor or any other Person against the Administrative Agent or any other Secured Party, (C) the insolvency, bankruptcy arrangement, reorganization, adjustment, composition, liquidation, disability, dissolution or lack of power of any other Grantor or any other Person at any time liable for the payment of all or part of the Obligations or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim in bankruptcy or other proceeding with respect to any Person; or any sale, lease or transfer of any or all of the assets of any Grantor, or any changes in the shareholders of any Grantor; (D) the fact that any Collateral or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other Lien, it being recognized and agreed by each of the Grantors that it is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the Collateral for the Obligations; (E) any failure of the Administrative Agent or any other Secured Party to marshal assets in favor of any Grantor or any other Person, to exhaust any Collateral for all or any part of the Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any Grantor or any other Person or to take any action whatsoever to mitigate or reduce any Grantor’s liability under this Agreement, any other Financing Document; (F) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or guarantor’s obligation in proportion to the principal obligation; (G) the possibility that the Obligations may at any time and from time to time exceed the aggregate liability of such Grantor under this Agreement; or (H) any other circumstance or act whatsoever, including any action or omission of the type described in this Section 3.01 (with or without notice to or knowledge of any Grantor), which constitutes, or might be construed to constitute, an equitable or legal discharge or defense of the Borrower for the Obligations, or of such Grantor under the guarantee contained in the Guaranty or with respect to the collateral security provided by such Grantor herein, or which might be available to a surety or guarantor, in bankruptcy or in any other instance.

(b)                                 Each Grantor hereby waives to the extent permitted by law: (i) except as expressly provided otherwise in any Financing Document, all notices to such Grantor, or to any other Person, including but not limited to, notices of the acceptance of this Agreement, the guarantee contained in the Guaranty or the provision of collateral security provided herein, or the creation, renewal, extension, modification, accrual of any Obligations, or notice of or proof of reliance by the Administrative Agent or any other Secured Party upon the guarantee contained in the Guaranty or upon the collateral security provided herein, or of default in the payment or performance of any of the Obligations owed to the Administrative Agent or any other Secured Party and enforcement of any right or remedy with respect thereto; or notice of any other matters relating thereto; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in the Guaranty and the collateral security provided herein and no notice of creation of the Obligations already or hereafter contracted by the Borrower need be given to any Grantor; and all dealings between the Borrower and any of the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in the Guaranty and on the collateral security provided herein; (ii) diligence and demand of payment, presentment, protest, dishonor and notice of dishonor; (iii) all rights of revocation with respect to the Obligations, the guarantee contained in the Guaranty and the provision of collateral security herein; and (iv) all principles or provisions of law which conflict with the terms of this Agreement and which can, as a matter of law, be waived.

(c)                                  When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent or any other Secured Party may, but shall be under no obligation to, join or make a similar demand on or otherwise pursue or exhaust such rights and remedies as it may have against the Borrower, any other Grantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any other Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Grantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any Grantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any other Secured Party against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.  Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in the Guaranty or any property subject thereto.

Section 3.02                             No Subrogation, Contribution or Reimbursement.  Notwithstanding any payment made by any Grantor hereunder or any set-off or application of funds of any Grantor by the Administrative Agent or any other Secured Party, no Grantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Grantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Obligations, nor shall any Grantor seek or be entitled to seek any indemnity, exoneration, participation, contribution or reimbursement from the Borrower or any other Grantor in respect of payments made by such Grantor hereunder until Security Termination, and each Grantor hereby expressly waives, releases, and agrees not to exercise any such rights of subrogation, reimbursement, indemnity and contribution until Security Termination.  Each Grantor further agrees that to the extent that such waiver and release set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, indemnity and contribution such Grantor may have against the Borrower, any other Grantor or against any collateral or security or guarantee or right of offset held by the Administrative Agent or any other Secured Party shall be junior and subordinate to any rights the Administrative Agent and the other Secured Parties may have against the Borrower and such Grantor and to all right, title and interest the Administrative Agent and the other Secured Parties may have in any collateral or security or guarantee or right of offset.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, for the benefit of the Secured Parties, may use, sell or dispose of any item of Collateral or security as it sees fit, subject to Section 6.04, without regard to any subrogation rights any Grantor may have, and upon any disposition or sale, any rights of subrogation any Grantor may have shall terminate.

ARTICLE IV
Representations and Warranties

To induce the Lenders to enter into the Credit Agreement and to extend credit, each Grantor hereby represents and warrants to the Administrative Agent and each Secured Party that:

Section 4.01                             Representations in Credit Agreement.  In the case of each Grantor, the representations and warranties set forth in Article 3 of the Credit Agreement as they relate to such Grantor or to the Financing Documents to which such Grantor is a party are true and correct in all material respects (or, to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date); provided that each reference in each such representation and warranty to the Borrower’s knowledge shall, for the purposes of this Section 4.01, be deemed to be a reference to such Grantor’s knowledge.

Section 4.02                             Perfected Liens.  The security interests granted pursuant to this Agreement, upon filing of a UCC-1 financing statement in the appropriate filing office listed on Schedule 3, will constitute valid perfected second priority security interests (subject to Permitted Encumbrances and Liens in favor of the First Lien Agent permitted under the Credit Agreement) in all of the Collateral which may be perfected by filing such financing statement in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor.

Section 4.03                             Legal Name, Organizational Status, Chief Executive Office.  On the date hereof, the correct legal name of such Grantor, such Grantor’s jurisdiction of organization, organizational number, taxpayer identification number and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.

Section 4.04                             Prior Names, Addresses, Locations of Tangible Assets.  Schedule 5 correctly sets forth (a) all names and trade names that such Grantor has used in the last five years and (b) the chief executive office of such Grantor over the last five years (if different from that which is set forth in Section 4.03 above).  As of the date hereof, Schedule 6 correctly sets forth all of the locations where the Grantors hold inventory, equipment and other assets constituting Collateral (other than inventory or equipment in transit or out for repair) with a value in excess of $1,000,000 in the aggregate at any location and the locations of the books and records concerning the Collateral.

Section 4.05                             [Reserved].

Section 4.06                             Instruments and Chattel Paper.  Such Grantor has delivered to the Administrative Agent (or the First Lien Agent as required by the terms of the First/Second Lien Intercreditor Agreement) all Collateral constituting Instruments and Chattel Paper having the outstanding or stated amount of greater than $1,000,000.  No Collateral constituting Chattel Paper or Instruments contains any statement therein to the effect that such Collateral has been assigned to an identified party other than the Administrative Agent (or the First Lien Agent as required by the terms of the First/Second Lien Intercreditor Agreement), and the grant of a security interest in such Collateral in favor of the Administrative Agent hereunder does not violate the rights of any other Person as a secured party.

Section 4.07                             Accounts.  The amount represented by such Grantor to the Administrative Agent and the Lenders from time to time as owing by each Account Debtor or by all Account Debtors in respect of the Accounts, Chattel Paper and Payment Intangibles will at such time be the materially correct amount actually owing by such Account Debtor or Account Debtors thereunder.  The place where each Grantor keeps its records concerning the Accounts, Chattel Paper and Payment Intangibles is the address set forth on Schedule 6.

Section 4.08                             Governmental Obligors.  None of the Account Debtors on such Grantor’s Accounts, Chattel Paper or Payment Intangibles is a Governmental Authority.

Section 4.09                             Commercial Tort Claims.  On the Closing Date, except to the extent listed on Schedule 7, no Grantor has knowledge of rights in any Commercial Tort Claim with potential value in excess of $1,500,000.

Section 4.10                             Intellectual Property.

(a)                                 Schedule 9 sets forth as of the Closing Date a true and complete list of all Material Intellectual Property which is registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office or is the subject of an application for registration, separately identifying that owned and licensed to such Grantor and including (1) the owner, (2) the title, (3) the jurisdiction in which such item has been registered or otherwise arises or in which an application for registration has been filed, (4) as applicable, the registration or application number and registration or application date and (5) any IP Licenses or other rights (including franchises) granted by the Grantor with respect thereto.

(b)                                 On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned.  No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Financing Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority.  There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor.  To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Material Intellectual Property of such Grantor.  Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

ARTICLE V
Covenants

Each Grantor covenants and agrees that, from and after the date of this Agreement until Security Termination:

Section 5.01                             Covenants in Credit Agreement.  In the case of each Grantor, such Grantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

Section 5.02                             Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest (subject only to Permitted Encumbrances) and shall defend such security interest against the claims and demands of all Persons whomsoever.

(b)                                 At any time and from time to time, and at the sole expense of such Grantor, such Grantor will promptly and duly give, execute, deliver, indorse, file or record any and all financing statements, continuation statements, amendments, notices (including, without limitation, notifications to financial institutions and any other Person), contracts, agreements, assignments, certificates, stock powers or other instruments, obtain any and all governmental approvals and consents and take or cause to be taken any and all steps or acts that may be necessary or as the Administrative Agent or any Secured Party may reasonably request to create, perfect, establish the priority of, or to preserve the validity, perfection or priority of, the Liens granted by this Agreement or to enable the Administrative Agent or any other Secured Party to enforce its rights, remedies, powers and privileges under this Agreement with respect to such Liens or to otherwise obtain or preserve the full benefits of this Agreement and the rights, powers and privileges herein granted.

(c)                                  Without limiting the obligations of the Grantors under Section 5.02(b) and subject to the terms of the First/Second Lien Intercreditor Agreement: (i) upon the reasonable request of the Administrative Agent (acting at the direction of any Secured Party), such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent at the direction of the Lead Lenders or any Lender) reasonably requested by the

Administrative Agent to cause the Administrative Agent to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Deposit Accounts, Electronic Chattel Paper, Investment Property, or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Lead Lenders, with securities intermediaries, Borrowers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Administrative Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the UCC); (ii) with respect to Collateral other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or the Administrative Agent (or the First Lien Agent as required by the terms of the First/Second Lien Intercreditor Agreement), such Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s (or the First Lien Agent’s as required by the terms of the First/Second Lien Intercreditor Agreement) benefit; and (iii) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Administrative Agent of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any other Secured Party) necessary or reasonably requested by the Administrative Agent to cause the Administrative Agent to have a perfected security interest in such Collateral under applicable law.

(d)                                 This Section 5.02 and the obligations imposed on each Grantor by this Section 5.02 shall be interpreted as broadly as possible in favor of the Administrative Agent and the other Secured Parties in order to effectuate the purpose and intent of this Agreement.

Section 5.03                             Maintenance of Records.  Such Grantor will keep and maintain, at its own cost and expense records of the Collateral in accordance with sound and prudent business practices.  For the Administrative Agent’s and the other Secured Parties’ further security, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a security interest in all of such Grantor’s books and records pertaining to the Collateral, and such Grantor shall allow inspection of any such books and records by the Administrative Agent, any Lender or by their representatives during normal business hours at the reasonable request of the Administrative Agent or any Lender and shall provide such clerical and other assistance as may be reasonably requested with regard thereto.

Section 5.04                             Further Identification of Collateral.  Such Grantor will furnish to the Administrative Agent and the Secured Parties from time to time, at such Grantor’s sole cost and expense, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

Section 5.05                             [Reserved].

Section 5.06                             Notices.  Each Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a)                                 any Lien (other than security interests created hereby, Liens in favor of the First Lien Agent permitted under the Credit Agreement or Permitted Encumbrances) on any of the Collateral which could adversely affect the ability of the Administrative Agent to exercise any of its remedies; or

(b)                                 the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the security interests created hereby.

Section 5.07                             Changes in Name; Location, etc.  Except upon ten (10) days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested in writing by the Administrative Agent or the Required Lenders to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor will not:

(a)                                 change its jurisdiction of organization or the location of its chief executive office; or.

(b)                                 change its name, identity or corporate structure to such an extent that would render any financing statement filed in connection with this Agreement “seriously misleading” (as such term in used in Section 9-506(b) of the UCC).

Section 5.08                             Instruments and Tangible Chattel Paper.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper in the outstanding or stated amount of greater than $1,000,000, such Instrument or Tangible Chattel Paper shall be promptly, but in any event within twenty (20) days, delivered to the Administrative Agent (or First Lien Agent pursuant to the terms of the First/Second Lien Intercreditor Agreement), duly endorsed in a manner satisfactory to the Lead Lenders, to be held as Collateral pursuant to this Agreement.

Section 5.09                             Commercial Tort Claims.  If such Grantor shall at any time hold or acquire a Commercial Tort Claim that satisfies the requirements of the following sentence, such Grantor shall, within thirty (30) days after such Commercial Tort Claim satisfies such requirements, notify the Administrative Agent and the other Secured Parties in a writing signed by such Grantor containing a brief description thereof, and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lead Lenders. The provisions of the preceding sentence shall apply only to a Commercial Tort Claim that satisfies the following requirements: (i) the monetary value claimed by or payable to the relevant Grantor in connection with such Commercial Tort Claim shall exceed $1,500,000, and (ii) either (A) such Grantor shall have filed a law suit or counterclaim or otherwise commenced legal proceedings (including, without limitation, arbitration proceedings) against the Person against whom such Commercial Tort Claim is made, or (B) such Grantor and the Person against whom such Commercial Tort Claim is asserted shall have entered into a settlement agreement with respect to such Commercial Tort Claim. In addition, to the extent that the existence of any Commercial Tort Claim held or acquired by any Grantor is disclosed by such Grantor in any public filing with the Securities Exchange Commission or any successor thereto or analogous Governmental Authority, or to the extent that the existence of any such Commercial Tort Claim is disclosed in any press release issued by any Grantor, then, upon the request of the Administrative Agent or the Lead Lenders, the relevant Grantor shall, within thirty (30) days after such request is made, transmit to the Administrative Agent and the other Secured Parties a writing signed by such Grantor containing a brief description of such Commercial Tort Claim and granting to the Administrative Agent in such writing (for the benefit of the Secured Parties) a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Lead Lenders.

Section 5.10                             Intellectual Property.

(a)                                 Within thirty (30) days after any change to Schedule 9 for such Grantor, such Grantor shall provide Administrative Agent and the Lead Lenders notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.10 and any other documents that Administrative Agent reasonably requests with respect thereto.

(b)                                 Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain.

(c)                                  Such Grantor shall notify the Administrative Agent and the Lead Lenders immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office).  Such Grantor shall take all actions that are necessary or reasonably requested by Administrative Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d)                                 Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person.  In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including promptly bringing suit and recovering all damages therefor.

(e)                                  Such Grantor shall execute and deliver to Administrative Agent in form and substance reasonably acceptable to Administrative Agent and suitable for filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 2 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor.

ARTICLE VI
Remedial Provisions

Section 6.01                             [Reserved].

Section 6.02                             Collections on Accounts, Etc.  The Administrative Agent hereby authorizes each Grantor to collect upon the Accounts, Instruments, Chattel Paper and Payment Intangibles and the Administrative Agent may (in consultation with the Lead Lenders) curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  Upon the request of the Administrative Agent (at the direction of the Lead Lenders), at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify the Account Debtors that the applicable Accounts, Chattel Paper and Payment Intangibles have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may in its own name or in the name of others communicate with the Account Debtors to verify with them to its satisfaction (as determined in consultation with the Lead Lenders) the existence, amount and terms of any Accounts, Chattel Paper or Payment Intangibles.

Section 6.03                             Proceeds.  If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Accounts, Instruments, Chattel Paper and Payment Intangibles, when collected or received by each Grantor, and any other cash or non-cash Proceeds received by each Grantor upon the sale or other disposition of any Collateral, shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a special collateral account maintained by the Administrative Agent, subject to withdrawal by the Administrative Agent at the direction of the Lead Lenders for the ratable benefit of the Secured Parties only, as hereinafter provided, and, until so turned over, shall be held by such Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties, segregated from other funds of any such Grantor. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.  All Proceeds (including, without limitation, Proceeds constituting collections of Accounts, Chattel Paper, Instruments) while held by the Administrative Agent (or by any Grantor in trust for the Administrative Agent for the ratable benefit of the Secured Parties) shall continue to be collateral security for all of the

Obligations and shall not constitute payment thereof until applied as hereinafter provided.  At such intervals as may be agreed upon by each Grantor and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Lead Lenders’ election, the Administrative Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in accordance with Section 8.6 of the Credit Agreement.

Section 6.04          Remedies.

(a)           If an Event of Default shall occur and be continuing, the Administrative Agent may in its discretion, and at the direction of the Lead Lenders shall, exercise, in addition to all other rights, remedies, powers and privileges granted to them in this Agreement, the other Financing Documents, and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights, remedies, powers and privileges of a secured party under applicable law or otherwise available at law or equity. Without limiting the generality of the foregoing, the Administrative Agent at the direction of the Lead Lenders, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  If an Event of Default shall occur and be continuing, each Grantor further agrees, at the Administrative Agent’s request (acting at the direction of the Lead Lenders), to assemble the Collateral and make it available to the Administrative Agent at places which the Lead Lenders shall reasonably select, whether at such Grantor’s premises or elsewhere.  Any such sale or transfer by the Administrative Agent either to itself or to any other Person shall be absolutely free from any claim of right by Grantor, including any equity or right of redemption, stay or appraisal which Grantor has or may have under any rule of law, regulation or statute now existing or hereafter adopted.  Upon any such sale or transfer, the Administrative Agent at the direction of the Lead Lenders shall have the right to deliver, assign and transfer to the purchaser or transferee thereof the Collateral so sold or transferred.  The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.04, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615 of the UCC, will the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent or such Secured Parties or their respective agents (as determined by a final non-appealable judgment of a court of competent jurisdiction).  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

(b)           In the event that the Administrative Agent at the direction of the Lead Lenders elects not to sell the Collateral, the Administrative Agent retains its rights to dispose of or utilize the Collateral or any part or parts thereof in any manner authorized or permitted by law or in equity, and to apply the proceeds of the same towards payment of the Obligations.  Each and every method of disposition of the Collateral described in this Agreement shall constitute disposition in a commercially reasonable manner.  The Administrative Agent at the direction of the Lead Lenders may appoint any Person as agent to perform any act or acts necessary or incident to any sale or transfer of the Collateral.

Section 6.05          [Reserved].

Section 6.06          Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

Section 6.07          Non-Judicial Enforcement.  The Administrative Agent at the direction of the Lead Lenders may enforce its rights hereunder without prior judicial process or judicial hearing, and to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.  The proceeds of any sale of the Collateral or any part thereof and all other monies received by any Secured Party in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied in the following order: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent with respect to this Agreement, the other Financing Documents or the Collateral, second, to all fees, costs, indemnities and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral, third, to accrued and unpaid interest on the Obligations, fourth, to the principal amount of the Obligations outstanding, and fifth, to any other indebtedness or obligations of Borrower owing to Administrative Agent or any Lender under the Financing Documents.

Section 6.08          IP Licenses.  For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article VI (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Administrative Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual

Property now owned or hereafter acquired by such Grantor and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

ARTICLE VII
The Administrative Agent

Section 7.01          Administrative Agent’s Appointment as Attorney-in-Fact, Etc.

(a)           Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ii)           execute, in connection with any sale provided for in Section 6.04, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(iii)          (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent at the direction of the Lead Lenders shall direct; (B) take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible, Chattel Paper or Payment Intangible or with respect to any other Collateral, and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent at the direction of the Lead Lenders for the purpose of collecting any all such moneys due under any Account, Instrument or General Intangible or with respect to any other Collateral whenever payable; (C) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (D) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (E) receive, change the address for delivery, open and dispose of mail addressed to any Grantor, and to execute, assign and indorse negotiable and other instruments for the payment of money, documents of title or other evidences of payment, shipment or storage for any form of Collateral on behalf of and in the name of any Grantor; (F) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any

Collateral; (G) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (H) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent at the direction of the Lead Lenders may deem appropriate; (I) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option, at the direction of the Lead Lenders, and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do, (J) in the case of any Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that Administrative Agent may request to evidence, effect, publicize or record Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby and (K) assign any Intellectual Property owned by such Grantor or any IP Licenses of such Grantor throughout the world on such terms and conditions and in such a manner as Administrative Agent shall determine (in consultation with the Lead Lenders), including the execution and filing of any document necessary to effectuate and record such assignment.

Anything in this Section 7.01(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.01(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein within the applicable grace periods, the Lead Lenders may direct the Administrative Agent, at their option, but without any obligation so to do, to perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.01, together with interest thereon at the highest rate provided in the Credit Agreement, but in no event to exceed the Maximum Lawful Rate, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue and in compliance hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.02          Duty of Administrative Agent.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account and shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which comparable secured parties accord comparable collateral. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the Administrative Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.  The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction).  To the fullest extent permitted by applicable law, the Administrative Agent and the Secured Parties shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps necessary to preserve any rights against any Grantor or other Person or ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not it has or is deemed to have knowledge of such matters.  Each Grantor, to the extent permitted by applicable law, waives any right of marshaling in respect of any and all Collateral, and waives any right to require the Administrative Agent or any other Secured Party to proceed against any Grantor or other Person, exhaust any Collateral or enforce any other remedy which the Administrative Agent or any other Secured Party now has or may hereafter have against each Grantor, any Grantor or other Person.

Section 7.03          Financing Statements.  Pursuant to the UCC and any other applicable law, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Lead Lenders reasonably determine necessary or appropriate to perfect the security interests of the Administrative Agent under this Agreement.  Additionally, each Grantor authorizes the Administrative Agent, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect.  A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

Section 7.04          Authority of Administrative Agent.  Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured

Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

ARTICLE VIII
Subordination of Indebtedness

Section 8.01          Subordination of All Grantor Claims.  As used herein, the term “Grantor Claims” shall mean all debts and obligations of any Grantor, whether such debts and obligations now exist or are hereafter incurred or arise, or whether the obligation of the debtor thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or obligations be evidenced by note, contract, open account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or obligations may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by. After and during the continuation of an Event of Default, no Grantor shall receive or collect, directly or indirectly, from any obligor in respect thereof any amount upon the Grantor Claims.

Section 8.02          Claims in Bankruptcy.  In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief or other insolvency proceedings involving any Grantor, (a) the Administrative Agent on behalf of the Secured Parties shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Grantor Claims and (b) each Grantor hereby assigns such dividends and payments to the Administrative Agent for the benefit of the Secured Parties for application against the Obligations. Should the Administrative Agent or any Secured Party receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Grantor, and which, as between such Grantor, shall constitute a credit upon the Grantor Claims, then upon Security Termination, the intended recipient shall become subrogated to the rights of the Administrative Agent and the other Secured Parties to the extent that such payments to the Administrative Agent and the other Secured Parties on the Grantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent and the other Secured Parties had not received dividends or payments upon the Grantor Claims.

Section 8.03          Payments Held in Trust.  In the event that notwithstanding Section 8.01 and Section 8.02, any Grantor should receive any funds, payments, claims or distributions that are prohibited by such Sections, then it agrees: (a) to hold in trust for the Administrative Agent and the other Secured Parties an amount equal to the amount of all funds, payments, claims or distributions so received, and (b) that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, for the benefit of the Secured Parties; and each Grantor covenants promptly to pay the same to the Administrative Agent.

Section 8.04          Liens Subordinate.  Each Grantor agrees that, until Security Termination, any Liens securing payment of the Grantor Claims shall be and remain inferior and subordinate to any Liens securing payment of the Obligations, regardless of whether such encumbrances in favor of such Grantor, the Administrative Agent or any other Secured Party presently exist or are hereafter created or attach.  Without the prior written consent of the Administrative Agent, no Grantor, during the period prior to Security Termination, shall (a) exercise or enforce any creditor’s right it may have against any debtor in respect of the Grantor Claims, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien held by it.

Section 8.05          Notation of Records.  Upon the reasonable request of the Administrative Agent, all promissory notes and all accounts receivable ledgers or other evidence of the Grantor Claims accepted by or held by any Grantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under the terms of this Agreement.

ARTICLE IX
Miscellaneous

Section 9.01          Waiver.  No failure on the part of the Administrative Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under any of the Financing Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Financing Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges provided herein are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.  The exercise by the Administrative Agent or any Secured Party of any one or more of the rights, powers and remedies herein shall not be construed as a waiver of any other rights, powers and remedies, including, without limitation, any rights of set-off.

Section 9.02          Notices.  All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 11.3 of the Credit Agreement; provided that any such notice, request or demand to or upon any Grantor shall be addressed to such Grantor at its notice address set forth on Schedule 1.

Section 9.03          Payment of Expenses, Indemnities, Etc.

(a)           Each Grantor agrees that the Administrative Agent and each other Secured Party shall be entitled to reimbursement of its expenses incurred hereunder and indemnification as provided in Article 9 of the Credit Agreement.

(b)           Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Financing Documents.  The provisions of this Section 9.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Financing Document, the consummation of the transactions contemplated hereby, the repayment of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Financing Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party.

Section 9.04          Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with the Credit Agreement.

Section 9.05          Successors and Assigns.  The provisions of this Agreement shall be binding upon each Grantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the other Secured Parties and their respective successors and assigns; provided that such transfers and assignments are permitted by and have been made pursuant to the Credit Agreement.

Section 9.06          Invalidity.  In the event that any one or more of the provisions contained in this Agreement or in any of the Financing Documents to which a Grantor is a party shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or such other Financing Document.

Section 9.07          Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 9.08          Survival.  The obligations of the parties under Section 9.03 shall survive Security Termination.  To the extent that any payments on the Obligations or proceeds of any Collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the other Secured Parties’ Liens, security interests, rights, powers and remedies under this Agreement and each Collateral Document shall continue in full force and effect.  In such event, each Collateral Document shall be automatically reinstated and each Grantor shall take such action as may be reasonably requested by the Administrative Agent to effect such reinstatement.

Section 9.09          Captions.  Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 9.10          No Oral Agreements.  This Agreement, the Credit Agreement, the other Financing Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof.  This Agreement, the Credit Agreement, the other Financing Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

Section 9.11          Governing Law; Submission to Jurisdiction.  EXCEPT AS OTHERWISE SET FORTH IN THE MORTGAGES, THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR

THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.  BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

Section 9.12          Waiver of Jury Trial.  EACH OF BORROWER, ADMINISTRATIVE AGENT AND LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

Section 9.13          Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b)           neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement, the Credit Agreement, or any of the other Financing Documents and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby, by the Credit Agreement or any other Financing Document or by or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Lenders.

(d)           Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Agreement and the other Collateral Documents on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous.”

(e)           Each Grantor warrants and agrees that each of the waivers and consents set forth in this Agreement are made voluntarily and unconditionally after consultation with outside legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which such Grantor otherwise may have against the Borrower, any other Grantor, the Administrative Agent or the other Secured Parties or any other Person or against any collateral.  If, notwithstanding the intent of the parties that the terms of this Agreement shall control in any and all circumstances, any such waivers or consents are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

Section 9.14          Additional Grantors.  Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to the Credit Agreement and is not a signatory hereto shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I.

Section 9.15          Set-Off.  Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be, at its option, entitled to offset balances held by it or by any of its Affiliates for account of any Grantor or any Subsidiary at any of its offices, in U.S. dollars or in any other currency against any principal of or interest on any of such Secured Party’s Loans, or any other amount due and payable to such Secured Party hereunder, which is not paid when due (regardless of whether such balances are then due to such Person), in which case it shall promptly notify the Borrower, the Administrative Agent and Lead Lenders thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

Section 9.16          Releases.

(a)           Upon Payment in Full.  The grant of a security interest hereunder and all of rights, powers and remedies in connection herewith shall, to the extent permitted by law, remain in full force and effect until Security Termination or in connection with a transaction described in clause (b) below.  Upon the occurrence of Security Termination or a transaction described in clause (b) below, the Administrative Agent, at the written request and expense of the Borrower, will promptly release, reassign and transfer the Collateral to the Grantors and declare this Agreement to be of no further force or effect subject to the first sentence of Section 9.08 of this Agreement.

(b)                                 Further Assurances.  Pursuant to Section 10.9 of the Credit Agreement, the Administrative Agent shall (i) release any Lien granted to or held by the Administrative Agent under any Security Document constituting property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents) and (ii) release or subordinate any Lien granted to or held by the Administrative Agent under any Security Document constituting property described in Section 5.2(d) of the Credit Agreement (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the identification of any property described in Section 5.2(d) of the Credit Agreement). At the request and sole expense of the Borrower, a Grantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Grantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Financing Documents.

(c)                                  Retention in Satisfaction.  Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Obligations or otherwise to be in full satisfaction of the Obligations, and the Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Obligations in the full amount then outstanding or until such subsequent time as is provided in Section 9.16(a).

Section 9.17                             Intercreditor Agreements.  Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to Wilmington Trust, National Association, as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Security Agreement, dated as of May 22, 2015, (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), from the Borrower and the other “Obligors” referred to therein, in favor of Wilmington Trust, National Association, as collateral agent for the benefit of the secured parties referred to therein and other First Lien Collateral Documents (as defined in the First/Second Lien Intercreditor Agreement) and to the liens and security interests granted to any Other First Priority Lien Obligations Agent (as defined in the First/Second Lien Intercreditor Agreement) pursuant to any Other First Priority Lien Obligations Security Document (as defined in the First/Second Lien Intercreditor Agreement) (as amended, supplemented or otherwise modified from time to time), and (ii) the exercise of any right or remedy by the Administrative Agent hereunder is subject to the limitations and provisions of the First/Second Lien Intercreditor Agreement. In the event of any conflict between the terms of the

First/Second Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First/Second Lien Intercreditor Agreement shall govern.

Section 9.18                             Reinstatement.  The obligations of each Grantor under this Agreement (including, without limitation, with respect to the guarantee contained in the Guaranty and the provision of Collateral herein) shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Grantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Grantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

Section 9.19                             Acceptance.  Each Grantor hereby expressly waives notice of acceptance of this Agreement, acceptance on the part of the Administrative Agent and the other Secured Parties being conclusively presumed by their request for this Agreement and delivery of the same to the Administrative Agent.

[Signatures begin next page]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:	Warren Resources, Inc.

	By:	/s/ Stewart P. Skelly
	Name:	Stewart P. Skelly
	Title:	Vice President and Chief Financial Officer

Warren E&P, Inc.
Warren Marcellus LLC
Warren Resources of California, Inc.

	By:	/s/ Stewart P. Skelly
	Name:	Stewart P. Skelly
	Title:	Vice President and Treasurer

[Signature Page to Security Agreement]

Acknowledged and Agreed to
as of the date hereof by:

ADMINISTRATIVE AGENT:	CORTLAND PRODUCTS CORP.

	By:	/s/ Emily Ergang Pappas
	Name:	Emily Ergang Pappas
	Title:	Associate Counsel

[Signature Page to Security Agreement]

Schedule 1

NOTICE ADDRESSES OF GRANTORS

Warren Resources, Inc.
1114 Ave of the Americas, 34th Floor
New York, NY 10036

Warren E&P, Inc.
100 Oceangate, Suite 950
Long Beach, CA 90802

Warren Marcellus LLC
1331 17th Street, Suite 720
Denver, CO 80202

Warren Resources of California, Inc.
100 Oceangate, Suite 950
Long Beach, CA 90802

Schedule 1 - 1

Schedule 2

[RESERVED]

Schedule 2 - 1

Schedule 3

FILINGS AND OTHER ACTIONS
REQUIRED TO PERFECT SECURITY INTERESTS

1.                                      Filing of UCC-1 Financing Statements with respect to the Collateral with the Secretary of State of the state set forth below opposite each Grantor’s name:

Owner/Pledgor	State(s)
Warren Resources, Inc.	Maryland
Warren E&P, Inc.	New Mexico
Warren Marcellus LLC	Delaware
Warren Resources of California, Inc.	California

Schedule 3 - 1

Schedule 4

CORRECT LEGAL NAME, LOCATION OF JURISDICTION OF ORGANIZATION, ORGANIZATIONAL IDENTIFICATION NUMBER, TAXPAYER IDENTIFICATION NUMBER AND CHIEF EXECUTIVE OFFICE

Warren Resources, Inc.

Jurisdiction of Organization:  Maryland
Organizational Identification  Number: D10015659 (MD)
EIN: 11-3024080
Chief Executive Office:  1114 Ave of the Americas, 34th Floor, New York, NY 10036

Warren E&P, Inc.

Jurisdiction of Organization:  New Mexico
Organizational Identification Number:  762948(NM)
EIN:  85-0224052
Chief Executive Office:  100 Oceangate, Suite 950, Long Beach, CA 90802

Warren Marcellus LLC

Jurisdiction of Organization:  Delaware
Organizational Identification Number:  5557132 (DE)
EIN: 47-1370150
Chief Executive Office:  1331 17th Street, Suite 720, Denver, CO 80202

Warren Resources of California, Inc.

Jurisdiction of Organization:  California
Organizational Identification Number:  2181533(CA)
EIN:  33-0980072
Chief Executive Office:  100 Oceangate, Suite 950, Long Beach, CA 90802

Schedule 4 - 1

Schedule 5

PRIOR NAMES AND PRIOR CHIEF EXECUTIVE OFFICE

1.                                      Warren Resources, Inc.

a.                                      Prior Names: N/A

b.                                      Prior Chief Executive Offices:

(a)                                 105 W. 3rd St., Suite 302, Roswell, NM 88201

(b)                                 800 Werner Court, Suite 295, Casper WY 82601

(c)                                  322 4th St., Rawlins, WY 82301
Delivery Address: PO Box 1619, Rawlins, WY 82301

2.                                      Warren E&P, Inc.

a.                                      Prior Names: Petroleum Development Corporation (name change in 2003)

b.                                      Prior Chief Executive Offices:
same as above

3.                                      Warren Marcellus LLC

a.                                      Prior Names: N/A

b.                                      Prior Chief Executive Offices:
same as above

4.                                      Warren Resources of California, Inc.

a.                                      Prior Names: N/A

b.                                      Prior Chief Executive Offices:
same as above

Schedule 5 - 1

Schedule 6

LOCATIONS OF INVENTORY, EQUIPMENT AND OTHER ASSETS CONSTITUTING
COLLATERAL AND BOOKS AND RECORDS PERTAINING TO THE COLLATERAL

(excluding Oil and Gas Properties as defined in the Credit Agreement)

Company	Address	Landlord	Lease Term
Warren Resources, Inc.	1114 AVE OF THE AMERICAS, NEW YORK, NY 10036	1114 6TH AVENUE CO. LLC	May 31, 2023
Warren E&P, Inc.	100 OCEANGATE, SUITE 950, LONG BEACH, CA 90802 And 39 WASHINGTON PARK ROAD, TUNKHANNOCK, PA 18657	SEE BELOW And ALDERICE CO.	See below And September 1, 2017 (yard lease) September 1, 2019 (office lease)
Warren Marcellus LLC	1331 17TH STREET, SUITE 720, DENVER, CO 80202	ZELLER-GBB, L.L.C.	78 months; on or about June 1, 2021
Warren Resources of California, Inc.	100 OCEANGATE, SUITE 950, LONG BEACH, CA 90802	LEGACY PARTNERS I LONG BEACH OCEANGATE, LLC	September 30, 2020

Schedule 6 - 1

Schedule 7

COMMERCIAL TORT CLAIMS

None having a potential value in excess of $1,500,000.

Schedule 7 - 1

Schedule 8

DEPOSIT AND SECURITIES ACCOUNTS

Company	Name and Address	Type of Account	Account Number
Warren Resources, Inc.	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	4591517471

Warren Resources, Inc.	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	9015477

Warren E&P, Inc.	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	530503751

Warren Marcellus LLC	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	622696115

Warren Energy Services	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	957035209

Warren Resources, Inc.	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	530393794

Warren Development Corporation	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	910859222

Warren Resources of California, Inc.	JPMorgan Chase Bank 395 North Service Road Suite 302 Melville, NY 11747	Checking	556892888

Schedule 8 - 1

Schedule 9

INTELLECTUAL PROPERTY

None that is owned by a Company and that is material to the conduct of any Company’s business.

Schedule 9 - 1

Annex I

Form of Assumption Agreement

ASSUMPTION AGREEMENT, dated as of                , 201  , made by,                               , a                 [corporation] (the “Additional Grantor”), in favor of Cortland Products Corp., a Delaware corporation, as Administrative Agent for the Secured Parties (as defined below) (in such capacity, the “Administrative Agent”).  All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

W I T N E S S E T H:

WHEREAS, Warren Resources, Inc. (the “Borrower”), the Lenders and the Administrative Agent have entered into a Second Lien Credit Agreement, dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower has entered into the Security Agreement, dated as of October 22, 2015 (as amended, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Administrative Agent for the benefit of the Secured Parties (as defined in the Security Agreement);

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Security Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Security Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                      Security Agreement.  By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 9.14 of the Security Agreement, hereby becomes a party to the Security Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder and expressly grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all Collateral owned by such Additional Grantor to secure all of such Additional Grantor’s obligations and liabilities thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 6 to the Security Agreement.  The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Article IV of the Security Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                                      Governing Law.  THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

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Annex II

Form of Intellectual Property Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT(1)

THIS [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT, dated as of [   ], 2015, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of Cortland Products Corp., a Delaware corporation, as Administrative Agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below) and the other Secured Parties.

W I T N E S S E T H:

WHEREAS, reference is made to the Second Lien Credit Agreement, dated as of October 22, 2015 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Credit Agreement”), among Warren Resources, Inc., as Borrower, the financial institutions and other entities from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, each Grantor has agreed, pursuant to the terms of the Security Agreement, dated as of October 22, 2015, in favor of the Administrative Agent (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, among other property, the [Copyright] [Patent] [Trademark] Collateral (as defined below);

WHEREAS, each Grantor is party to the Security Agreement, pursuant to which the Grantors are required to execute and deliver this [Copyright] [Patent] [Trademark] Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, each Grantor hereby agrees with the Administrative Agent as follows:

Section 1.01.                          Defined Terms.  Capitalized terms used herein without definition are used as defined in the Security Agreement.

Section 1.02.                          Grant of Security Interest in [Copyright] [Trademark] [Patent] Collateral.  Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the

(1)   NTD: Separate agreements should be executed relating to each Grantor’s respective Copyrights, Patents, and Trademarks.

A2 - 1

benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “[Copyright] [Patent] [Trademark] Collateral”):

(i)                                     [all of its Copyrights and all IP Licenses providing for the grant by or to such Grantor of any right under any Copyright, including, without limitation, those referred to on Schedule 1 hereto;

(ii)                                  all renewals, reversions and extensions of the foregoing; and

(iii)                               all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(b)                                 [all of its Patents and all IP Licenses providing for the grant by or to such Grantor of any right under any Patent, including, without limitation, those referred to on Schedule 1 hereto;

(i)                                     all reissues, reexaminations, continuations, continuations-in-part, divisionals, renewals and extensions of the foregoing; and

(ii)                                  all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

or

(c)                                  [all of its Trademarks and all IP Licenses providing for the grant by or to such Grantor of any right under any Trademark, including, without limitation, those referred to on Schedule 1 hereto;

(i)                                     all renewals and extensions of the foregoing;

(ii)                                  all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(iii)                               all income, royalties, proceeds and liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including, without limitation, all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof.]

Section 1.03.                          Security Agreement.  The security interest granted pursuant to this [Copyright] [Patent] [Trademark] Security Agreement is granted in conjunction with the security interest granted to the Administrative Agent pursuant to the Security Agreement and

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each Grantor hereby acknowledges and agrees that the rights and remedies of the Administrative Agent with respect to the security interest in the [Copyright] [Patent] [Trademark] Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

Section 1.04.                          Grantor Remains Liable.  Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their [Copyrights] [Patents] [Trademarks] and IP Licenses subject to a security interest hereunder.

Section 1.05.                          Counterparts.  This [Copyright] [Patent] [Trademark] Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 1.06.                          Governing Laws.  This [Copyright] [Patent] [Trademark] Security Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Grantor has caused this [Copyright] [Patent] [Trademark] Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[GRANTOR]
as Grantor

By:
Name:
Title:

ACCEPTED AND AGREED
as of the date first above written:

CORTLAND PRODUCTS CORP.,
as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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ACKNOWLEDGMENT OF GRANTOR

State of	)
	)	ss.
County of	)

On this     day of              , 201   before me personally appeared                     , proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of                , who being by me duly sworn did depose and say that he is an authorized officer of said corporation, that the said instrument was signed on behalf of said corporation as authorized by its Board of Directors and that he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

[SIGNATURE PAGE TO [COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT]

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SCHEDULE I
TO
[COPYRIGHT] [PATENT] [TRADEMARK] SECURITY AGREEMENT

[Copyright] [Patent] [Trademark] Registrations

1.                                      REGISTERED [COPYRIGHTS] [PATENTS] [TRADEMARKS]

[Include Registration Number and Date]

2.                                      [COPYRIGHT] [PATENT] [TRADEMARK] APPLICATIONS

[Include Application Number and Date]

3.                                      IP LICENSES

[Include complete legal description of agreement (name of agreement, parties and date)]

Annex II - Schedule to [Copyright][Patent][Trademark] Security Agreement